UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): AUGUST 1, 2016

Mattersight Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27975	36-4304577
(Commission File Number)	(IRS Employer Identification No.)

200 W. Madison Street, Suite 3100, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 235-6925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 1, 2016, Mattersight Corporation (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Hercules Capital, Inc. (“Lender”) under which the Company may borrow up to $30.0 million in three tranches.  Upon entry into the Loan Agreement, the Company borrowed the first tranche of $22.5 million and paid a facility charge of $250,000.  The Company previously paid a commitment charge of $45,000.  The second tranche of up to $2.5 million is available beginning July 1, 2017 and continuing until September 15, 2017, provided that specified conditions are satisfied, including that the Company has achieved at least 85% of projected bookings and revenues for the six month period ending June 30, 2017.  The third tranche of up to $5.0 million (“Tranche 3”) is available beginning on September 15, 2017 and continuing until September 15, 2018, provided that specified conditions are satisfied, including that the Company has achieved (i) at least 85% of projected bookings and revenues for the six month period ending June 30, 2017 and (ii) additional performance milestones to be mutually agreed between the Company and Lender.  The Company will be required to pay a $50,000 facility charge to borrow under Tranche 3.

The Company used a portion of the proceeds from the initial borrowings under the Loan Agreement to repay loans under that certain Second Amended and Restated Loan and Security Agreement among Silicon Valley Bank, the Company, Mattersight Europe Holding Corporation and Mattersight International Holding, Inc., dated March 10, 2015 (as amended on March 25, 2016 and June 30, 2016, the “Existing Loan Agreement”), and to pay related fees and expenses.  The Company expects to use the remainder of the initial borrowings and any future borrowings under the Loan Agreement for general corporate purposes.  Upon the repayment of loans under the Existing Loan Agreement, the Existing Loan Agreement was terminated.

The per annum interest rate for any outstanding loans under the Loan Agreement is the greater of (i) 9.75% plus the prime rate as reported in The Wall Street Journal minus 3.50%, and (ii) 9.75%, computed on a daily basis.  In addition to the interest accrued pursuant to the foregoing interest rate, the principal balance of any outstanding loans under the Loan Agreement will bear payment-in-kind interest at a rate of 2.15% per annum, computed on a daily basis, and such amount will be added to the outstanding principal balance outstanding on the loans.

Monthly payments under the Loan Agreement are interest only until December 1, 2017 (which may be extended to March 1, 2018 if specified conditions are met, including that the Company has achieved at least 80% of projected revenue for the quarter ending September 30, 2017, and to June 1, 2018 if specified conditions are met, including that the Company has achieved at least 80% of projected revenue for the quarter ending December 31, 2017) followed by 30 equal monthly payments of principal and interest; provided that any outstanding principal and all accrued but unpaid interest will be due and payable on February 1, 2020.  The Company may elect to prepay prior to maturity all, but not less than all, of the outstanding amounts under the Loan Agreement, including interest.  If the Company elects to prepay the outstanding amounts under the Loan Agreement prior to maturity, a prepayment charge of 3.0%, 2.0%, or 1.0% of the then outstanding principal balance (including any accrued payment-in-kind interest added as principal) also will be due, depending upon whether the Company prepays in year one, in year two, or after year two of the closing date, respectively.  In addition, the Company will be required to prepay all such outstanding amounts and such prepayment charge upon the occurrence of a change in control of the Company.

The Company’s obligations under the Loan Agreement are secured by a security interest in substantially all of the Company’s assets, including its intellectual property.

The Loan Agreement includes customary representations, warranties and covenants (affirmative and negative), including restrictive covenants that limit the Company’s ability to: incur additional indebtedness; encumber the collateral securing the loan; acquire, own, or make investments; repurchase or redeem stock or other equity securities; declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest; transfer a material portion of the Company’s assets; acquire other businesses; and merge or consolidate with or into any other business organization, in each case subject to specified exceptions. The Loan Agreement also includes financial covenants that require the Company (i) to achieve at least 80% of projected subscription revenues, measured monthly on a trailing six month basis, and (ii) until such time as the Company achieves two consecutive fiscal quarters of EBITDA of $1.0 million or more, to maintain unrestricted cash in an amount greater than or equal to $7.5 million, plus the amount of the Company’s accounts payable that are in excess of $100,000 and not paid after the 90th day following the invoice date.  Following such time, the Company will be required to maintain unrestricted cash greater than or equal to $6.0 million, plus the amount of the Company’s accounts payable that are in excess of $100,000 and not paid after the 90th day following the invoice date.

The Loan Agreement also includes standard events of default, including payment defaults, breaches of covenants following any applicable cure period, material breaches of representations or warranties, the occurrence of a circumstance that would reasonably be expected to have a material adverse effect (as defined in the Loan Agreement), and events relating to bankruptcy or insolvency. Upon the occurrence of an event of default, Lender may declare all outstanding obligations immediately due and payable, including a prepayment charge, and take such other actions as are set forth in the Loan Agreement.

The foregoing description of the Loan Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

See Item 1.01 above and the description of the Existing Loan Agreement contained in Item 9B in the Company’s annual report Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission (the “SEC”) by the Company on March 12, 2015 (the “2014 10-K”), and the description of the first amendment thereto contained in Item 1.01 in the Form 8-K filed with the SEC by the Company on March 31, 2016 (the “March 31, 2016 8-K”), each of which is incorporated by reference herein.  The preceding sentence and the description in Item 1.01 with respect to the Existing Loan Agreement are not intended to be complete and are qualified in their entirety by reference to the full text of the Existing Loan Agreement, which was filed as Exhibit 10.23 to the 2014 10-K, and the full text of the first amendment to the Existing Loan Agreement, which was filed as Exhibit 10.1 to the March 31, 2016 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sale of Equity Securities

In connection with the Loan Agreement, on August 1, 2016, the Company entered into a Warrant Agreement with Lender evidencing Lender’s right to purchase shares of the Company’s common stock at an exercise price of $3.50 per share (the “Warrant”).  The Warrant initially is exercisable for 357,142 shares of the Company’s common stock.  If Tranche 3 is fully funded under the Loan Agreement, then the Warrant automatically will become exercisable for an additional 71,428 shares of common stock.  The exercise price and the number and type of shares underlying the Warrant are subject to adjustment in the event of specified merger events, a reclassification of the Company’s common stock, a subdivision or combination of the Company’s common stock, or in the event of certain dividend payments.  The Warrant is exercisable until August 1, 2023.  Upon exercise, the aggregate exercise price may be paid, at Lender’s election, in cash or on a net issuance basis, based upon the fair market value of the Company’s common stock at the time of exercise.  The issuance of the Warrant was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to an exemption provided by Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

The foregoing description of the Warrant is not intended to be complete and is qualified in its entirety by reference to the full text of the Warrant, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibits:

10.1	Loan and Security Agreement between Mattersight Corporation and Hercules Capital, Inc., dated August 1, 2016
10.2	Warrant Agreement between Mattersight Corporation and Hercules Capital, Inc., dated August 1, 2016

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the anticipated future uses of the proceeds from loans under the Loan Agreement. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with the Company’s estimates and assumptions with respect to the adequacy of its cash resources and the Company’s ability to meet its debt service obligations and to comply with financial and other covenants under the Loan Agreement. Additional risks and uncertainties relating to the Company’s indebtedness and its business can be found under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including in its annual report on Form 10-K for the fiscal year ended December 31, 2015. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTERSIGHT CORPORATION

Date: August 5, 2016	By:	/s/ DAVID R. GUSTAFSON
David R. Gustafson
Interim CFO, EVP & Chief Operating Officer

Exhibit Index

Exhibit No.	Description
10.1	Loan and Security Agreement between Mattersight Corporation and Hercules Capital, Inc., dated August 1, 2016
10.2	Warrant Agreement between Mattersight Corporation and Hercules Capital, Inc., dated August 1, 2016